As filed with the Securities and Exchange Commission on March 26, 2002                                              Registration No. 333-46322

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

BLUE ZONE, INC.
 (Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization)	86-0863053 (I.R.S. Employer Identification No.)

329 Railway Street, 5th Floor
Vancouver, British Columbia
Canada V6A 1A4

(Address and Zip Code of Principal Executive Offices)

Blue Zone, Inc. Amended and Restated 1999 Stock Option Plan
(Full title of the plan)

Bruce Warren
President and Chief Executive Officer
Blue Zone, Inc.
329 Railway Street, 5th Floor
Vancouver, British Columbia
Canada V6A 1A4

(Name and address of agent for service)

(604) 685-4310

(Telephone number, including area code, of agent for service)

Copy to:
Christopher J. Barry
Dorsey & Whitney LLP
1420 Fifth Avenue, Suite 3400
Seattle, WA 98101
(206) 903-8800

DEREGISTRATION OF SECURITIES

     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-46322) is being filed with the Securities and Exchange Commission to terminate the offering and to remove from registration the common shares that were registered but which remain unsold as of the date of this amendment.

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SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on this 25th day of March, 2002.

BLUE ZONE, INC.

By:	/s/ Bruce Warren Bruce Warren President, Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                    Signature

   /s/ Bruce Warren
Bruce Warren

   /s/ Jamie Ollivier
Jamie Ollivier

   /s/ F. Michael P. Warren
F. Michael P. Warren

   /s/ Tryon Williams
Tryon Williams

   /s/ Jay Shecter
Jay Shecter

   /s/ Dave Thomas
Dave Thomas

   /s/ Jeremy Black
Jeremy Black	Title

President, Chief Executive Officer
and Director (principal executive officer)

Executive Creative Director and Director

Chairman and Director

Director

Director

Director

Chief Financial Officer (principal accounting and financial officer)	Date March 25, 2002 March 25, 2002 March 25, 2002 March 25, 2002 March 25, 2002 March 25, 2002 March 25, 2002

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